Exhibit 99

Contact:
Melanie Nimrodi, Media Contact
312.546.3508
mnimrodi@frbir.com
At the Company:
Robert McNally / Jennifer Nelms
404.727.0971
FOR IMMEDIATE RELEASE
GeoVax Labs, Inc. Announces Six Month Financial Results
and Provides Operational Update
ATLANTA, Ga., August 11, 2008 — GeoVax Labs, Inc. (OTC BB: GOVX), an Atlanta-based, biopharmaceutical firm (the Company), developing human vaccines for diseases caused by HIV-1 (Human Immunodeficiency Virus) and other infectious agents , today announced its financial results and provided an operational update for the six months ended June 30, 2008.
Financial Results for the Three Months and Six Months Ended June 30, 2008
The Company recorded a net loss of $1,284,352 for the three months ended June 30, 2008, compared to $1,333,126 for the same period in 2007. For the six months ended June 30, 2008, the Company’s net loss was $1,966,862 as compared to $1,920,407 in 2007. Net losses for 2008 were partially offset by grant revenues of $376,078 and $976,069 for the three month and six month periods, respectively, related to the Company’s grant from the National Institutes of Health in support of its HIV/AIDS vaccine development activities. As of June 30, 2008, the Company reported cash balances totaling $3,133,839.
Summarized financial information is attached. Further information concerning the Company’s financial position and results of operations are included in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.
Management Commentary
Robert McNally, GeoVax’s President & CEO, commented, “We are pleased with our six month financial results, including our operational expenses and cash position. Our operational expenses are minimal for a company of our size and stage of clinical trial development. We are particularly pleased with the financing strategy provided by the $10 million common stock purchase agreement with Fusion Capital Fund II, LLC. Funding from the Fusion facility will be utilized for the large Phase 2 preventative AIDS vaccine clinical trial planned to begin this fall and initiation of the therapeutic trial in HIV infected and drug-treated humans.”
Dr. McNally continued, “We are also progressing past a signed letter of intent and toward completion of a manufacturing license with Vivalis S.A., a French biopharmaceutical company. Vivalis has a manufacturing platform technology for the MVA portion of the GeoVax vaccine that will significantly improve the production capabilities for the vaccine as the company looks toward worldwide use of this important therapeutic product.”
Operational Highlights — 2008:
•	In January 2008, GeoVax was recognized by Georgia Bio, the state trade organization, as a 2007 “Deal
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of the Year” award winner for receipt of the $15 million IPCAVD grant from the National Institutes of Health (NIH). The award was presented at Georgia Bio’s annual awards dinner on January 24, 2008. This grant is believed to be one of the largest grants of its kind to be awarded in the last fiscal year.

•	In February 2008, GeoVax announced the addition of company co-founder Dr. Harriet Robinson to its staff as Vice President of Research & Development. Dr. Robinson is known worldwide for her outstanding work on retrovirus biology and a pioneer of DNA vaccines with special emphasis on HIV/AIDS. Dr. Robinson has published extensively on HIV/AIDS vaccine research, with more than 150 referred scientific journal publications, 50 monograph reviews and six book chapters authored. She has consulted for the U.S. National Institutes of Health, the U.S. Food and Drug Administration, the Bill and Melinda Gates Foundation and the World Health Organization. She served as Chief of Microbiology and Immunology at Emory University’s Yerkes National Primate Research Center and was an Asa Griggs Candler Professor of Microbiology and Immunology at the Emory University School of Medicine. Dr. Robinson is the inventor of GeoVax’s HIV-1 AIDS vaccine technology and co-founder of GeoVax Labs, Inc.

•	During February 2008, GeoVax announced that its Vaccine was only the 5th AIDS Vaccine moving forward into Phase 2a human trials by the HIV Vaccine Trials Network (HVTN), a network supported by the National Institutes of Health (NIH). GeoVax has completed three Phase 1 human trials evaluating its HIV/AIDS vaccines with excellent results and has two additional human trials undergoing data analysis. Due to promising results from these five trials, GeoVax is pushing forward with plans for the critically important and larger Phase 2 human trial. GeoVax’s Phase 2a human trial is designated as Protocol # HVTN 205.

•	In March 2008, GeoVax named Dr. Robert McNally as its President and CEO, effective April 1, 2008. Former President/CEO and company co-founder Don Hildebrand remained as Chairman of the GeoVax Board of Directors and continues to be heavily involved in company development, growth and expansion plans in the AIDS vaccine arena. Dr. McNally has been a member of the GeoVax Board of Directors since 2006 and was previously a co-founder and CEO of Cell Dynamics LLC and Cell Design LLC companies specializing in GMP processing of human cells for pharmaceutical and therapeutic applications. Dr. McNally was also co-founder and Sr. Vice President of Clinical Research for CryoLife, Inc., a pioneering company in transplantable human tissues. He has had previous experience as European Regional Manager for Intermedics International, Inc., and European Marketing Manager for Pacesetter Systems-Europe, Ltd., in the U.K. Dr. McNally serves as a member of the advisory boards of the Petit Institute for Bioengineering and Dupree College of Management at the Georgia Institute of Technology. He is an elected fellow of the American Institute for Medical and Biological Engineering, and is a past Chairman for the Georgia Biomedical Partnership, a trade association, and is recipient of the 2004 Biomedical Industry Growth Award for the State of Georgia. Dr. McNally has a Ph.D. and MSE in Bioengineering from University of Pennsylvania and an electrical engineering degree (B.E.E.) from Villanova University.

•	During April and May 2008, the Company raised $1,365,000 in capital through a private placement of its common stock and warrants sold to individual accredited investors.

•	In May 2008, the Company entered into a $10 million common stock purchase agreement with Fusion Capital Fund II, LLC, a Chicago based institutional investor. Under the agreement, the Company may sell from time to time up to $10 million of its common stock to Fusion Capital over a 25-month period, following approval of the Company’s registration statement by the Securities and Exchange Commission (declared effective on July 1, 2008). GeoVax will use the proceeds to further its developmental HIV/AIDS vaccine, expected to enter Phase 2 human clinical trials later this year and its upcoming
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planned therapeutic trials. The Company has the right to sell shares of its common stock to Fusion Capital from time to time in amounts ranging from $80,000 to $1 million, depending on certain conditions, up to $10 million in the aggregate. The purchase price of the shares will be based on the prevailing market prices of the Company’s shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of shares to Fusion Capital. There are no negative covenants, restrictions on future financings, penalties or liquidated damages in the agreement.

•	In June 2008, following approval by the Company’s shareholders, GeoVax changed its state of incorporation from Illinois to Delaware.

•	In July 2008, the Company provided an operational update on the Company’s progress towards entering Phase 2 preventative human clinical trial testing and plans to proceed into therapeutic human trials with its AIDS vaccine. Five successful human trials evaluating GeoVax AIDS vaccines had previously been reported. Following are highlights of the announcement:
▪	Phase 2 Preventive Trial — The Company’s planned Phase 2 trial, which will be conducted by the U.S. NIH-supported HIV Vaccine Trials Network (HVTN), will involve 225 healthy volunteers from the United States and South America to further evaluate the safety and immunogenicity of the GeoVax preventative vaccine (vaccine administered prior to infection with the HIV virus). In Phase 1 trials, both 1/10th dose and full dose administrations of the GeoVax vaccine elicited anti-HIV T-cells, whereas the full dose was required to elicit good frequencies of antibody to the HIV Envelope glycoprotein. The larger Phase 2 human trial will broaden the base of safety and immunogenicity data for the full dose of the GeoVax AIDS vaccine with a view to protecting recipients from developing AIDS should they be exposed to the virus. The planned Phase 2 human clinical trial is currently scheduled to start early this fall, subject to FDA approval.

▪	Planning for Therapeutic Human Trials — GeoVax reported summary data from a pilot study on therapeutic vaccination in simian immunodeficiency virus (SIV) infected non-human primates with the SIV prototype of GeoVax’s AIDS vaccine. In this small pilot study, conducted by Dr. Rama Amara at Emory University, two non-human primates were infected with SIV. At 12 weeks post SIV infection, conventional anti-viral drug therapy was given to the primates to reduce the viral RNA infection levels to very low levels creating a non progressor status for the primate. Then the GeoVax vaccine was administered. Six weeks following the final vaccination, anti-viral drug treatment was stopped and the animals were monitored to determine whether the vaccine could control the SIV infection during the absence of the drugs. Data from the study revealed outstanding results with the vaccine controlling the infection with 1000 times reduction in viral levels in one primate and 100 times in another primate. The excellent control of the virus infection in the absence of drug treatment was associated with the vaccine raising the types of CD4 and CD8 T cells that are found in the rare individuals who spontaneously control their HIV infections. Based on these excellent results, planning for a therapeutic trial in infected and drug-treated humans has been initiated. The intent of therapeutic vaccination will be to “control” HIV virus levels in infected individuals to very low levels thus blocking the development of AIDS. Successful therapeutic AIDS vaccination programs with GeoVax vaccines would lead to reduction in the use of costly anti-HIV medications and their often harmful side effects. Further, GeoVax is currently engaged in negotiations with a NIH sponsored trial network to administer, conduct and co-sponsor GeoVax’s therapeutic human trial program. Management expects to receive approval for undertaking formal protocol development in the near future and will report more detailed plans accordingly.
•	In July 2008, GeoVax and Vivalis S.A., a French biopharmaceutical company that provides innovative cell-based solutions to the pharmaceutical industry for the manufacture of vaccines and proteins, jointly
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announced the signing of a letter of intent (LOI) for joint collaboration and commercial license on the use of Vivalis’ EBx® technology, to manufacture the MVA component of the GeoVax HIV-1 vaccine. This agreement between GeoVax and Vivalis creates a worldwide strategic partnership between Vivalis and GeoVax, designed to combine Vivalis’ cutting-edge vaccine manufacturing technology with GeoVax’s promising HIV vaccine. The breakthrough manufacturing technology developed by Vivalis, through further development collaboration with GeoVax, will create a new standard for manufacture of the MVA component of GeoVax’s HIV/AIDS vaccine, making present manufacturing technologies which have limited production capabilities, less competitive. Vivalis’ EBx® manufacturing platform, with its increased effectiveness, superior quality and reliability, will speed time to market MVA vaccine product availability in ample quantities to meet sizeable demand and expectedly at a lesser cost. Vivalis’ vaccine manufacturing technology is based on a duck embryonic stem cell substrate platform. Specifically, the EB66® cell line provides continuous growth from a fully characterized frozen cell bank, without necessitating fertilized embryo extraction and processing, as with present chicken cell based technologies. Furthermore, the EB66® cell line can be grown in suspension (without the cells attached to the surface of the growth vessel) and can be scaled up for growth in giant bioreactors (a cutting edge industrial method) for large scale production of the MVA viral vaccine.
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GEOVAX LABS, INC.
Condensed Consolidated Statements of Operations Information
(amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenues
Grant Revenue	$376	$—	$976	$—

Operating expenses:
Research and development	759	701	1,363	913
General and administrative	918	650	1,623	1,050

	1,677	1,351	2,986	1,963

Other income (expense)
Interest income	16	18	43	43

	16	18	43	43

Net loss	$(1,284)	$(1,333)	$(1,967)	$(1,920)

Income (loss) per common share	$(0.00)	$0.00	$(0.00)	$(0.00)

GEOVAX LABS, INC.
Condensed Balance Sheet Information
(amounts in thousands)

	June 30,	Dec. 31,
	2008	2007

Assets:
Cash and cash equivalents	$3,134	$1,990
Other current assets	138	1,041

Total current assets	3,272	3,031

Property, net	128	75
Other assets	612	140

Total assets	$4,012	$3,246

Liabilities and stockholders’ equity
Current liabilities	$352	$598
Stockholders’ equity	3,660	2,648

Total liabilities and stockholders’ equity	$4,012	$3,246

Shares Outstanding	743,415	731,628
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About GeoVax Labs, Inc.
GeoVax Labs, Inc. is a biotechnology company, established to develop, manufacture, license and commercialize human vaccines for diseases caused by HIV-1 (Human Immunodeficiency Virus) and other infectious agents. GeoVax’s HIV/AIDS vaccine technology is the subject of 20 issued or filed patent applications. GeoVax HIV/AIDS vaccines are designed for use in uninfected people to prevent Acquired Immunodeficiency Disease (AIDS), caused by the virus known as HIV-1, should the person ever become infected. GeoVax HIV/AIDS vaccines also may be effective as therapeutics (treatment of people already infected with AIDS virus). Studies evaluating these vaccines in HIV/AIDS infected individuals are in the planning stage.
GeoVax’s core HIV/AIDS vaccine technologies were developed through a collaboration of colleagues at Emory University’s Vaccine Center, the National Institutes of Health (NIH), The Centers for Disease Control and Prevention (CDC) and the GeoVax team.
GeoVax HIV/AIDS vaccines have moved forward in human clinical trials conducted by the HIV Vaccine Trials Network (HVTN) based in Seattle, Washington. The HVTN, funded through a cooperative agreement with the National Institutes of Health [NIH), is the largest worldwide clinical trials program dedicated to the development and testing of HIV/AIDS vaccines. Preclinical work enabling evaluation of GeoVax DNA and MVA vaccines was funded and supported by NIAID, which provided additional support to GeoVax AIDS vaccine development program with a $15 million IPCAVD grant awarded in late 2007. www.geovax.com
Safe Harbor Statement: All statements in this news release, not statements of historical fact, are forward-looking statements. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Risks and uncertainties include, but are not limited to, whether; GeoVax can develop and manufacture these vaccines with the desired characteristics in a timely manner, GeoVax’s vaccines will be determined to be safe for use in humans, GeoVax’s vaccines will be effective in preventing AIDS in humans, the vaccines will receive the regulatory approvals necessary to be licensed and marketed, GeoVax can raise the required capital to complete development of its vaccines, there is development of competitive products that may be more effective or easier to use than GeoVax’s products, and other factors over which GeoVax has no control. GeoVax assumes no obligation to update these forward-looking statements, and does not intend to do so. Certain matters discussed in this news release are forward looking statements involving certain risks and uncertainties including, without limitations, risks detailed in the Companies Securities and Exchange Commission filings and reports

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